UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

ACTIVECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

1365 Business Park Drive, #100 Orem, Utah 84058
(Address of Principal Executive Offices)

(877) 219-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, ActiveCare, Inc., a Delaware corporation (the "Company") entered into a Loan and Security Agreement, as amended (the "Loan Agreement"), with Partners for Growth IV, L.P., a Delaware limited partnership ("PFG" and, together with the Company, the "Parties"). On March 20, 2017, the Parties entered into Modification No. 1 to the Loan Agreement and Security Agreement (the "Modification"). Pursuant to the terms of the Loan Agreement subject to the Modification, PFG will lend the Company up to an additional $300,000 (the "Additional Loan").

On March 20, 2017, PFG provided the Company $300,000 representing the maximum amount of the Additional Loan. The Additional Loan (i) bears interest at the rate of 12.75% per annum, (ii) is due May 31, 2017, (iii) requires payment of a $3,000 modification fee, and (iv) requires payment of a monthly fee of up to $50,000 for each month the Additional Loan remains outstanding. The Additional Loan is secured by all of the Company's assets.

The above description of the Modification does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.	Description
10.1*	Modification No.1 to Loan and Security Agreement

 *filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: March 23, 2017	By:	/s/ Jeffrey Peterson
Jeffrey Peterson
Chief Executive Officer